Exhibit 10.1

NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE OR OTHER SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.

April 21, 2006

CONVERTIBLE NOTE

FOR VALUE RECEIVED, Avicena Group, Inc., a Delaware corporation (the “COMPANY”), hereby unconditionally promises to pay to the order of THE BIOTECHNOLOGY VENTURES (III) CAPITAL TRUST, a trust organized under the laws of the British West Indies (“LENDER”), at c/o Behring International, P.O. Box 747, Nassau, Bahamas or such other address given to the Company by Lender, the principal sum of Two Million ($2,000,000) Dollars, or so much thereof as may be advanced in accordance with the terms of this Note, in lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from day-to-day remaining, computed until maturity at the rate per annum which shall from day-to-day be equal to the lesser of (a) the Applicable Rate (defined below), and (b) the Maximum Rate (defined below).

1. DEFINITIONS. When used in this Note, the following terms shall have the respective meanings specified herein or in the section referred to:

“ADJUSTMENT EVENT” is defined in SECTION 8(d)(i) hereof.

“APPLICABLE RATE” means eight percent (8%) per annum.

“BUSINESS DAY” means any day other than a Saturday, Sunday, or other day on which a bank is authorized to be closed under the laws of California.

“CHANGE OF CONTROL” means the consummation of any transaction or series of any related transactions (including without limitation, by way of merger) the result of which is that any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act) of more than fifty percent (50%) of the voting power of the Common Stock.

“COMMON STOCK” means the Common Stock, par value $0.001 per share, of the Company.

“COMPANY” means Avicena Group, Inc.

“CONVERSION PRICE” means $3.00 per share as adjusted as provided in SECTION 8(d) below and as may be reduced pursuant to SECTION 8(k) below.

“CURRENT MARKET PRICE” means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the closing bid price, regular way, of such security in either case as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national or international securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by an New York Stock Exchange member firm selected by the Company. If such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, then the Current Market Price of such security shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

“EVENT OF DEFAULT” is defined in SECTION 4 hereof.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“INTEREST CONVERSION PRICE” means, as of any date, (a) the sum of the Current Market Price of the Common Stock for each of the twenty (20) Trading Days immediately preceding such date, divided by (b) twenty (20).

“INTEREST PAYMENT DATE” means (a) each January 1, April 1, July 1 and October 1 of each calendar year during the term of this Note, and (b) the Maturity Date.

“LOAN DOCUMENTS” means this Note and all other documents evidencing Obligation.

“MATURITY DATE” means March 31, 2008 or March 31, 2009, as elected by the Lender in writing prior to the first advance on the Note.

“MAXIMUM RATE” means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law.

“NOTE” refers to this Convertible Promissory Note.

“OBLIGATION” shall mean all indebtedness, liabilities, and obligations, of the Company arising under this Note and the other Loan Documents.

“PERSON” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“REGISTRATION RIGHTS AGREEMENT” means that certain Registration Rights Agreement dated of even date hereof, between Lender and the Company.

“SEC” means the Securities and Exchange Commission and any successor thereof.

“TRADING DAY” means each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

“WARRANT” means a warrant to purchase 666,667 shares of Common Stock pursuant to the terms set for on the Form of Warrant attached hereto as Exhibit A.

2. ADVANCES; PAYMENT.

(a) ADVANCES.

So long as no Event of Default has occurred and the Company, then at the request of the Company and before the Maturity Date on least three (3) days’ prior written notice, Lender shall lend to the Company, in multiple advances, an amount not to exceed in the aggregate $2,000,000 (the “ADVANCES”). Each Advance shall be in the amount of $200,000, provided that an Advance may only be made if the Company’s cash balance is less than $300,000. Notwithstanding the foregoing, the Lender may advance the remaining available balance of the Note at any time. In consideration for the commitment hereunder, the Company shall issue at the time of the first advance the Warrant.

(b) INTEREST AND PRINCIPAL PAYMENTS. The unpaid principal of, and interest on, this Note shall be due and payable as follows:

(i) Interest, computed as aforesaid, shall be due and payable quarterly as it accrues on each Interest Payment Date, commencing on July 1, 2006; and

(ii) the unpaid principal of, and interest on, this Note shall be finally due and payable on the Maturity Date.

(c) LENDER’S RIGHT TO CONVERT INTEREST PAYMENTS INTO COMMON STOCK. Lender may, at its election, cause the accrued interest on this Note as of any date to be converted into the number of Shares of Common Stock obtained by dividing (i) such unpaid accrued interest by (ii) the Interest Conversion Price; provided that (A) Lender shall notify the Company in writing of its election to cause a conversion under this SECTION 2(c) at least thirty (30) days prior to the date such interest is to be converted into Shares of Common Stock, and (B) if any fractional share of the Common Stock would be issuable upon the conversion of any portion of the accrued interest on this Note, then the Company shall pay a cash adjustment therefor in respect of such fractional share equal to the product of (x) the percentage representing such fractional share, and (y) the Interest Conversion Price.

(d) VOLUNTARY PREPAYMENT. The Company reserves the right, upon ten (10) days’ prior written notice to Lender, to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time. All prepayments shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

(e) PAYMENTS GENERALLY. Except as otherwise provided herein, all payments of principal of and interest on this Note shall be made by the Company to Lender in federal or other immediately available funds. Should the principal of, or any installment of the principal of or interest on, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension. Payments made to Lender by the Company hereunder shall be applied first to accrued interest and then to principal.

3. WAIVER. Except as provided herein, the Company waives presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, or other notice of any kind, and agrees that its liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consents to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

4. EVENTS OF DEFAULT AND REMEDIES. An “EVENT OF DEFAULT” shall exist hereunder if any one or more of the following events shall occur and be continuing: (a) the Company shall fail to pay when due any principal of, or interest upon, this Note or the Obligation and such failure shall continue for five (5) Business Days after such payment became due; or (b) the Company shall fail to perform any of the covenants or agreements contained herein or in any other Loan Document and such failure shall continue unremedied for thirty (30) days after written notice thereof; or (c) any representation or warranty made by the Company to Lender herein or in any other Loan Document shall prove to be untrue or inaccurate in any material respect; or (d) the Company shall (1) apply for or consent to the appointment of a receiver, trustee, intervener, custodian, or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (e) an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of the Company appointing a receiver, trustee, intervener, or liquidator of the Company, or of all or substantially all of its assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of thirty (30) days; or (f) the dissolution or liquidation of the Company; or (g) a Change of Control; or (h) the Company shall default in the payment of any indebtedness of such Company in excess of $250,000 individually or in the aggregate or default shall occur in respect of any note or credit agreement relating to any such indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or (i) any final judgment(s) for the payment of money in excess of the sum of $250,000 individually or in the aggregate shall be rendered against the Company and such judgment(s) shall not be satisfied or discharged at least ten (10) days prior to the date on which any of the Company’s assets could be lawfully sold to satisfy such judgment(s).

Upon the occurrence of any Event of Default hereunder, then the holder hereof may, at its option, (i) declare the entire unpaid principal balance and accrued interest upon the Obligation to be immediately due and payable without presentment or notice of any kind which the Company waives pursuant to SECTION 3 herein, and/or (ii) pursue and enforce any of Lender’s rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Event of Default specified in PARAGRAPH (d) or (e) of this SECTION 4 with respect to the Company, without any notice to the Company or any other act by Lender, the principal balance and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company.

5. REPRESENTATIONS AND COVENANTS.

(a) REPRESENTATIONS. The Company represents and warrants to Lender that:

(i) The Company is duly organized and in good standing under the laws of the state of its incorporation, formation, or organization;

(ii) The Company has full power and authority to enter into this Note and the other Loan Documents, to execute and deliver the Loan Documents, and to incur the obligations provided for in the Loan Documents, all of which has been duly authorized by all necessary action.

(iii) the Loan Documents are the legal and binding obligations of the Company, enforceable in accordance with their respective terms;

(iv) to the best of the Company’s knowledge, neither the execution and delivery of this Note and the other Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute, or regulation to which the Company is subject or any judgment, license, order, or permit applicable to the Company or any indenture, mortgage, deed of trust, or other instrument to which the Company may be subject; to the best of the Company’s knowledge, no consent, approval, authorization, or order of any court, governmental authority, or third party is required in connection with the execution, delivery, and performance by the Company of this Note or any of the other Loan Documents or to consummate the transactions contemplated herein or therein;

(v) all audited financial statements delivered by the Company to Lender prior to the date hereof fairly present the financial condition of the Company, and have been prepared in accordance with generally accepted accounting principles, consistently applied, and no material adverse change has occurred in the financial condition or business of the Company since the date of the most recent financial statements which the Company has delivered to Lender;

(vi) no litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of the Company’s officers, threatened against or affecting the Company, which may result in any material adverse change in the Company’s business, properties, or operations;

(vii) there is no fact known to the Company that the Company has not disclosed to Lender in writing which may result in any material adverse change in the Company’s business, properties, or operations;

(viii) the Company owns all of the assets reflected on the Company’ most recent balance sheet free and clear of all liens, security interests, or other encumbrances;

(ix) the principal office, chief executive office, and principal place of business of each Company is 228 Hamilton Avenue, 3rd Floor, Palo Alto, CA 94301;

(ix) all taxes required to be paid by the Company have in fact been paid;

(x) the Company is not in violation of any material law, ordinance, governmental rule, or regulation to which it is subject, and is not in material default under any material agreement, contract, or understanding to which it is a party;

(xi) the Company and any properties or assets owned by it are not in violation of, in any material respect, any environmental laws, nor is there existing, pending, or threatened any investigation or inquiry by any governmental authority pursuant to any environmental laws, nor is there existing or pending any remedial obligations under any environmental laws;

(xii) the Company has filed all reports, schedules, forms, statements, and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC DOCUMENTS”);

(xiii) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xiv) all material agreements of the Company or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required.

(b) AFFIRMATIVE COVENANTS. Until payment in full of the Obligation, the Company agrees and covenants that the Company shall and shall cause each of the other Company to:

(i) conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws, and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties, and investments;

(ii) maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles, and, if an Event of Default exists, will give Lender access during business hours to all books, records and documents of the Company and permit Lender to make and take away copies thereof, provided the Lender signs a confidentiality agreement;

(iii) furnish to Lender (i) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR, within two (2) Business Days after the filing thereof with the SEC, a copy of Company’s Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act of 1933, as amended; (ii) on the same day as the release thereof, facsimile or email copies of all press releases issued by Company; and (iii) copies of any notices and other information made available or given to the stockholders of Company generally, contemporaneously with the making available or giving thereof to the stockholders;

(iv) furnish to Lender, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which the Company is taking or proposes to take with respect thereto;

(v) promptly notify Lender of: (A) any material adverse change in its financial condition or business; (B) any default under any material agreement, contract, or other instrument to which the Company is a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by the Company; (C) any material adverse claim against or affecting the Company or any of its properties; and (D) any litigation, or any claim or controversy which might become the subject of litigation, against the Company or affecting the Company’s property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on the Company’s financial condition or business or might cause an Event of Default;

(vi) promptly furnish to Lender, at Lender’s reasonable request, such additional financial or other information concerning assets, liabilities, operations, and transactions of the Company as Lender may from time to time reasonably request, subject to restrictions imposed by state and federal securities laws;

(vii) promptly pay all lawful claims, whether for labor, materials, or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of the Company, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves have been established therefor;

(viii) maintain on its properties insurance of responsible and reputable companies in such amounts and covering such risks as is prudent and is usually carried by companies engaged in businesses similar to that of the Company; the Company shall furnish Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant;

(ix) comply with all applicable legal requirements of any governmental authority;

(x) preserve and maintain all licenses, privileges, franchises, certificates, and the like necessary for the operation of its business; and

(xi) pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before such amounts become delinquent;

(c) NEGATIVE COVENANTS. Until payment in full of the Obligation, the Company covenants that the Company shall not:

(i) use the proceeds of any Advance to pay professional fees; or

(ii) without the prior written consent of Lender (such consent not to be unreasonably withheld), (A) sell all or substantially all the Company’ assets, or (B) pay any dividends on any of its outstanding capital stock, or purchase, redeem, or repurchase any of its capital stock.

(d) REPRESENTATIONS. The Lender represents and warrants to the Company that:

(i) it is (A) an “accredited investor” as defined under the Securities Act, and the SEC’s Regulation D promulgated thereunder; or (B) not a U.S. person (as defined in Rule 902(o) of the Securities Act of 1933, as amended (the “Securities Act”)), is not acquiring the shares of Common Stock purchased hereunder for the account or benefit of any U.S. person, will resell the shares of Common Stock purchased hereunder, and the Shares of Common Stock of Common Stock issuable upon conversion of such shares of Common Stock, only in accordance with (1) the provisions of Regulation S promulgated under the Securities Act (“Regulation S”), (2) pursuant to an effective registration statement under the Securities Act, or (3) pursuant to an available exemption from registration under the Securities Act, and only in compliance with the terms and provisions of this Agreement; and agrees not to engage in hedging transactions unless in compliance with the Securities Act;

(ii) it has carefully considered the resulting answers and all other information available to the undersigned with respect to the Company, including the Company’s registration statement on Form SB-2, periodic reports filed with the Securities and Exchange Commission (the “SEC”), and the risk factors contained therein;

(iii) it has relied solely upon the investigations of the Company made by or on behalf of the Lender in evaluating the suitability of an investment in the Company, and the Lender recognizes that an investment in the Company involves a high degree of risk;

(iv) it has been advised that (A) there is not currently a market for the Warrant; and (B) the market for Common Stock is thinly traded and it may be difficult to readily liquidate this investment;

(v) it understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the Note, the Warrant, or the underlying equity of the Company into which the Note may be converted;

(vi) it will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Note, Warrant or Common Stock unless it is registered under the Securities Act or unless in the opinion of counsel satisfactory to the Company an exemption from such registration is available; and

(vii) it has received no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) and that no public solicitation or advertisement with respect to the offering of the Note, Warrant or Common Stock has been made to it.

6. NO WAIVER. No waiver by Lender of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

7. USURY LAWS. Regardless of any provision contained in this Note, Lender shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law) any amount in excess of the Maximum Rate, and, in the event that Lender ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest Maximum Rate, the Company and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, then Lender or any holder hereof shall refund to the Company the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Lender or any holder hereof under this Note at the time in question.

8. CONVERSION RIGHTS.

(a) CONVERSION PRIVILEGE. During the period of time commencing on the date hereof and continuing until the payment in full of this Note, Lender, at its option may convert all or any portion of outstanding principal balance of, and all accrued interest on, this Note into the number of Shares of Common Stock obtained by dividing (i) the unpaid principal amount of, and interest through the date of conversion on, this Note to be converted, by (ii) the Conversion Price.

(b) CONVERSION PROCEDURE. To convert this Note pursuant to this SECTION 8, Lender must

(i) complete and sign a “Form of Election to Convert” attached hereto as Exhibit B;

(ii) pay any transfer or similar tax if required by SECTION 8(f); and

(iii) if the conversion is of the entire unpaid principal of, and interest on, this Note, then surrender this Note to the Company. As promptly as practicable after delivery of an Election to

Convert in accordance with this SECTION 8(b), the Company shall issue and deliver to Lender (A) a certificate or certificates for the full number of whole shares of Common Stock and (B) a warrant or warrant for the number of shares of Common Stock issuable upon the conversion of this Note in accordance with the provisions of this SECTION 8.

(c) CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock, scrip representing fractional shares of Common Stock, or Warrants for fractional shares of Common Stock shall be issued upon conversion of the principal of, or interest on, this Note. If any fractional share of Common Stock would be issuable upon the conversion of any portion of this Note, the Company shall pay a cash adjustment therefor in respect of such fractional share equal to the product of (i) the percentage representing such fractional share multiplied by (ii) the Conversion Price.

(d) ADJUSTMENT OF CONVERSION PRICE.

(i) If the Company shall (A) pay a dividend or other distribution, in Common Stock, on any class of capital stock of the Company, (B) subdivide the outstanding Common Stock into a greater number of shares by any means or (C) combine the outstanding Common Stock into a smaller number of shares by any means (including, without limitation, a reverse stock split) (any such event being an “ADJUSTMENT EVENT”), then in each such case the Conversion Price shall be decreased or increased as follows: the adjusted Conversion Price shall be equal to the Conversion Price in effect immediately prior to the effective date of the Adjustment Event, multiplied by a fraction whose numerator is the number of shares of Common Stock issued and outstanding immediately prior to such effective date, and whose denominator is the number of such shares outstanding immediately after such effective date. An adjustment made pursuant to this SECTION 8(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

(ii) The provisions of this SECTION 8(d) shall similarly apply to all successive events of the type described in this SECTION 8(d). Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless cumulative adjustments would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this SECTION 8(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 8 shall be made by the Company and shall be made to the nearest cent and the Company shall be entitled to rely conclusively thereon. Notwithstanding anything contained in this SECTION 8(d) to the contrary, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this SECTION 8(d), if the Board of Directors of the Company has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. Except as provided in this SECTION 8, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for

Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable. In addition, no adjustment in the Conversion Price shall be made in the event of the issuance of Common Stock upon the conversion or exercise of options, preferred stock or warrants of the Company outstanding on the date hereof, unless the conversion or exercise price thereof is changed after the date hereof (other than solely by operation of the anti-dilution provisions hereof); or pursuant to employee stock option or stock ownership plans, duly adopted by the Company.

(iii) Whenever the Conversion Price is adjusted as provided herein, the Company shall promptly provide Lender with written notice of such adjustment setting forth the Conversion Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(e) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE. In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company) but excluding a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the property of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall enter into an Amended and Restated Note providing that this Note shall be convertible into the kind and amount of securities or other property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance which the Company of this Note would have received if this Note had been converted immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such Amended and Restated Note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 8. Whenever an Amended and Restated Note is entered into as provided herein, the Company shall promptly provide Lender with an Officer’s Certificate setting forth a brief statement of the facts requiring such Amended and Restated Note. The provisions of this SECTION 8 shall similarly apply to all successive events of the type described in this SECTION 8.

(f) TAXES ON SHARES ISSUED. The issuance of a certificate or certificates on conversion of this Note shall be made without charge to the Lender for any tax or charge with respect to the issuance thereof. The Company shall not, however, be required to pay any tax or charge which may be payable with respect to any transfer involved in the issuance and delivery of a certificate or certificates in any name other than that of Lender, and the Company shall not be required to issue or deliver any such certificate or certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company that such tax or charge has been paid.

(g) RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH

GOVERNMENT REQUIREMENTS. The Company shall reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury, sufficient shares of Common Stock to provide for the conversion of all of this Note.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Stock at such adjusted Conversion Price. The Company covenants that all Common Stock which may be issued upon conversion of this Note will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance and delivery thereof. The Company covenants that if any Common Stock issued or delivered upon conversion of this Note hereunder requires registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such Common Stock may be lawfully issued, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(h) NOTICE TO LENDER PRIOR TO CERTAIN ACTIONS. In the event that:

(i) the Company shall declare or authorize any event which could result in an adjustment in the Conversion Price under SECTION 8(D) or require the execution of an Amended and Restated Note; or

(ii) the Company shall authorize the combination, consolidation or merger of the Company for which approval of any stockholders of the Company is required, the sale or transfer of all or substantially all of the assets of the Company or the voluntary or involuntary dissolution, liquidation or winding-up of the Company in whole or in part; then, in each such case, the Company shall give or cause to be given to Lender, as promptly as possible but in any event at least seven (7) days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of determining the holders of outstanding Common Stock entitled to participate in such event, the date on which such event is expected to become effective or occur and the date on which it is expected that holders of outstanding Common Stock of record shall be entitled to surrender their shares, or receive any items, in connection with such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(k) REDUCTION IN CONVERSION PRICE AS A RESULT OF EQUITY ISSUANCES. It is expressly contemplated that after the date hereof and prior to payment in full of the principal and interest due to Lender hereunder, the Company may, subject to the limitations contained herein, if any, do one or more of the following:

(i) issue Common Stock at a price which is less than the Conversion Price in effect on the date of issuance;

(ii) issue or incur indebtedness that is convertible into Common Stock (either directly or indirectly) at a price which is less than the Conversion Price in effect on the date such indebtedness is issued or incurred;

(iii) issue a class of capital stock of the Company that is convertible into Common Stock (either directly or indirectly) at a price which is less than the Conversion Price in effect on the date such capital stock is issued; or

(iv) enter into an agreement or arrangement which could result in the ultimate issuance of Common Stock at a price which is less than the Conversion Price in effect on the date such agreement or arrangement is entered into.

Each and every time that one or more of the events described in paragraphs (i) through (iv) occurs, the Conversion Price in effect hereunder on and after the date of occurrence of such event and until the occurrence of the next such event shall change to the price at which: (A) such Common Stock is issued with respect to paragraph (i) above; (B) the indebtedness incurred or issued is convertible into the Common Stock with respect to paragraph (ii) above; (C) the class of capital stock of the Company is convertible into Common Stock with respect to paragraph (iii) above; or (D) such Common Stock of may ultimately be issued with respect to paragraph (iv) above. In the event more than one of the events described in paragraphs (i) through (iv) occur simultaneously, the Conversion Price shall change to the lowest of the Conversion Prices determined for such simultaneous events hereunder. The foregoing is subject to the limitation that the amount of the principal payable hereunder to which a change in the Conversion Price applies shall be limited to an amount equal to the total of the amounts received by the Company in connection with each event described in paragraphs (i) through (iv) above after the date hereof.

9. NOTICE. Whenever this Note requires or permits any notice, approval, request, or demand from one party to another, the notice, approval, request, or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

Lender:	To the address in the first paragraph hereof

The Company:	Avicena Group, Inc. 228 Hamilton Avenue, 3rd Floor Palo Alto, CA 94301

10. AMENDMENT. This Note may be amended or modified only by written instrument duly executed by the Company and Lender.

11. COSTS. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership, or other court proceedings, then the Company agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.

12. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of Lender and its successors and assigns; provided, however, Lender may not (without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed and such consent not to be required if an Event of Default exists) assign or negotiate this Note to any Person.

13. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF DELAWARE.

14. LIMITATION OF LIABILITY. Anything in this Note to the contrary notwithstanding, it is specifically provided that the Company shall not have any personal or corporate liability for the payment of this Note or be liable for a money judgment or otherwise in the event of an Event of Default; provided, however, that the liability of the Company shall at all times be one hundred percent (100%) liability for (a) any and all damages, costs, and expenses suffered or incurred by Lender as a result of, in connection with or relating to any representation or warranty made by the Company to Lender which shall prove to be untrue or inaccurate in any material respects, and (b) the costs, expenses, and fees, including but not limited to, court costs and reasonable attorneys’ fees, arising in connection with the collection of the Obligation.

15. FINAL AGREEMENT. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS BETWEEN THE PARTIES (OTHER THAN SUBSEQUENT WRITTEN AMENDMENTS). THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

AVICENA GROUP, INC.:

a Delaware corporation

By:	/s/ Belinda Tsao Nivaggioli
Name:	Belinda Tsao Nivaggioli
Title:	Chief Executive Officer

THE BIOTECHNOLOGY VENTURES (III) CAPITAL TRUST:

a trust formed under the laws of the British West Indies

By:	/s/ Ronald Wyles
Name:	Ronald Wyles
Title:

EXHIBIT A

FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Warrant No. [    ]

No. of Shares of Common Stock: 666,667

WARRANT

to Purchase Common Stock of

Avicena Group, Inc.

a Delaware corporation

THIS WARRANT IS TO CERTIFY THAT The Biotechnology Ventures (III) Capital Trust (“Purchaser”), is entitled to purchase from Avicena Group, Inc., a Delaware corporation (the “Company”), 666,667 shares of Common Stock (or any whole number portion thereof) at an exercise price of [$3.00] per share, all on the terms and conditions hereinafter provided.

Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

“Charter” shall mean the Certificate of Incorporation of the Company, as in effect from time to time.

“Common Stock” shall mean the Company’s authorized Common Stock, par value $0.001 per share.

“Exercise Price” shall mean the exercise price per share of Common Stock set forth above, as adjusted from time to time pursuant to Section 3 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Warrant” shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrantholder” shall mean the Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

“Warrant Stock” shall mean the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of such Warrant.

Section 2. Exercise of Warrant.

(a) At any time and from time to time after the date hereof but prior to three years from the execution date of this agreement, (the “Expiration Date”), the Warrantholder may exercise this Warrant, in whole or from time to time in part.

(b)(i) The Warrantholder shall exercise this Warrant by means of delivering to the Company at its office identified in Section 15 hereof (i) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, (ii) this Warrant and (iii) payment equal to the Exercise Price in accordance with Section 2(b)(ii). In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, a new Warrant registered in the name of the Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, shall be delivered to the Warrantholder within ten (10) days of any such exercise. Such notice of exercise shall be in the Subscription Form set out at the end of this Warrant.

(ii) The Warrantholder may pay the Exercise Price to the Company either by cash, certified check or wire transfer.

(c) Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Warrantholder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

(d) The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 2 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrantholder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

(e) The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, including any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Stock hereunder.

(f) All shares of Common Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrantholder.

(g) In no event shall any fractional share of Common Stock of the Company be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Common Stock, then the Company shall deliver in cash to such holder an amount equal to such fractional interest.

Section 3. Adjustment of Warrant Stock and Exercise Price. The Exercise Price and the number and kind of Warrant Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

(a) In case of any consolidation or merger of the Company with another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change — other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination — of outstanding Common Stock issuable upon such exercise), the rights of the Holder of this Warrant shall be adjusted in the manner described below:

(i) In the event that the Company is the surviving corporation or is merged into a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction, this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that the Holder of this Warrant, upon the exercise thereof, shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such consolidation or merger by the holder of each share of Common Stock, had exercise of this Warrant occurred immediately prior to such consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(ii) In the event that the Company is not the surviving corporation (except in the case of a merger of the Company into a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), Holder shall be given at least fifteen (15) days prior written notice of such transaction and shall be permitted to exercise this Warrant, to the extent it is exercisable as of the date of such notice, during this fifteen (15) day period. Upon expiration of such fifteen (15) day period, this Warrant and all of Holder’s rights hereunder shall terminate.

(b) If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.

(c) In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares that, if this Warrant had been exercised by such Holder immediately prior to such date, such Holder would have been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $3.00 per share, the adjusted Exercise Price immediately after such event would be $1.50 per share. Such adjustment shall be made successively whenever any event listed above shall occur. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this subsection (c), the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Warrant Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(d) If the Company, at any time after the date of this Warrant is outstanding (other than in a transaction subject to subsection (a), (b), or (c) above):

(i) issues or sells, or is deemed to have issued or sold, any Common Stock, other than Excluded Shares (as that term is hereafter defined);

(ii) in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock other than Excluded Shares (such rights, options or warrants being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”); or

(iii) in any manner issues or sells any Convertible Securities other than Excluded Shares;

for (1) with respect to paragraph (i) above, a price per share, or (2) with respect to paragraphs (ii) or (iii) above, a price per share (including the consideration per share paid on issuance of the Option or Convertible Securities) for which Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such issuance, sale or grant, then, immediately after such issuance, sale or grant, the Exercise Price shall be reduced to the amount determined by dividing (1) the sum of (x) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received or deemed to have been received by the Company upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. No modification of the issuance terms shall be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Options or Convertible Securities. If there is a change at any time in (i) the exercise price provided for in any Options, (ii) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change the Exercise Price shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided, however, that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect. However, upon the expiration of any such Options or Convertible Securities, the issuance of which resulted in an adjustment of the Exercise Price pursuant to this subsection (d), if all or any portion of any such Options or Convertible Securities shall not have been exercised, the Exercise Price shall immediately upon such expiration be increased to the price which it would have been after the issuance of such Options or Convertible Securities on the basis of the Company offering for subscription, purchase, conversion, exchange or acquisition only that number of shares of Common Stock (if any) actually purchased upon the exercise of such Options or Convertible Securities actually exercised. For the purposes of this subsection (d), the term “Common Stock Deemed Outstanding” means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time plus the number of shares of Common Stock issuable upon the exercise of all options, rights and warrants and the conversion or exchange of convertible or exchangeable securities outstanding at such time, whether or not such options, rights, or warrants, or convertible or exchangeable securities are actually exercisable, convertible or exchangeable at such time. For the purposes of this subsection (d), the consideration for the issue or sale of any securities of the Company shall, irrespective of the accounting treatment of such consideration, (x) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale, and (y) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company. For purposes of this subsection (d), the term “Excluded Shares” shall mean (i) shares of Common Stock issued or issuable pursuant to this Warrant, (ii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date of this Warrant, (iii) shares of Common Stock (including grants, options and warrants) issuable pursuant to or in accordance with any plan for the benefit of employees, directors, officers, or consultants approved by the Company’s Board of Directors; and (iv) shares of Common Stock issued or issuable in connection with acquisitions of businesses, joint ventures or projects made or entered into by the Company or any of its direct or indirect subsidiaries.

(e) In the event that at any time, as a result of an adjustment made pursuant to subsection (a), (b) or (c) above, the Holder of this Warrant thereafter shall become entitled to receive any Warrant Stock of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsections (a), (b) or (c) above.

(f) Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Stock purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

(g) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section 3, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

(h) All calculations under this Section 6 shall be made to the nearest cent or to the nearest one one-hundredth (1/100th) of a share, as the case may be.

Section 4. Division and Combination. Subject to the terms and conditions of the Stockholders Agreement, this Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 4, including any transfer taxes resulting from the division or combination hereunder. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

Section 5. Reclassification, Etc. In case of any reclassification or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in a change-of-control of the Company) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock of the Company which might have been purchased by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

Section 6. Reservation and Authorization of Capital Stock. The Company shall at all times reserve and keep available for issuance (i) such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants and (ii) such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion of all such Common Stock.

Section 7. Stock and Warrant Books. The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

Section 8. Limitation of Liability. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 9. Registration Rights. The shares of Common Stock issuable upon conversion of the Warrant Stock issuable upon exercise of this Warrant are subject to the provisions of a certain Registration Rights Agreement, dated as of                     ,      2006, by and among the Company, the Purchaser and the other parties named therein.

Section 10. No Stockholder Rights. Until the shares of Warrant Stock subject to this Warrant are issued to Purchaser upon exercise of the Warrant, (i) Purchaser shall have no right to vote the Warrant Stock in connection with any matters to which holders of Common Stock are entitled to vote and shall have no other rights as a stockholder of the Company with respect to the shares of Warrant Stock, and (ii) Purchaser shall have no preemptive rights with respect to such Warrant Stock.

Section 11. Transfer. This Warrant and the rights set forth herein, may not be sold, gifted, assigned, pledged, hypothecated, encumbered or otherwise directly or indirectly transferred, in whole or in part, except (i) together with the transfer of all of the Warrant Stock which Warrantholder acquired by conversion of the Note issued to Warrantholder concurrently with issuance of this Warrant to Warrantholder or (ii) with the prior written consent of the Company in its sole discretion; provided, however, that if the Warrantholder is a partnership, the Warrantholder may, upon prior written notice to the Company, transfer its entire interest in this Warrant to its partners provided that such transfer complies with all applicable federal and state securities laws. Any attempted transfer in violation of this section shall be void and of no force or effect.

Section 12. Investment Representations; Restrictions on Transfer of Warrant Stock. Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, the Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Warrantholder will deliver to the Company a written statement that the securities acquired by the Warrantholder upon exercise hereof are for the account of the Warrantholder or are being held by the Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

Section 13. Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

Section 14. Amendments. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Warrantholder.

Section 15. Notices Generally. Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed to the Warrantholder at the last known address or facsimile number appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office at 228 Hamilton Avenue, 3rd Floor, Palo Alto, CA 94301, Fax: (415) 397-2898 or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

Section 16. Successors and Assigns. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 17. Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such State, without regard to the conflict of law rules thereof.

* * * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its Chief Executive Officer.

Dated:                          ,

AVICENA GROUP, INC., a Delaware corporation

By:
Name:
Title:	Chief Executive Officer

SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

To:	Avicena Group, Inc.
228 Hamilton Avenue
3rd Floor
Palo Alto, CA 94301

[Choose one or both of the paragraphs, as applicable]

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.     ), hereby irrevocably elects to purchase                      shares of the Common Stock covered by such Warrant and herewith makes payment of $                    , representing the full purchase price for such shares at the price per share provided for in such Warrant.

Dated:	Name:

Signature

Address:

EXHIBIT B

FORM OF ELECTION TO CONVERT

(To be executed by Lender upon conversion of the Note)

TO: AVICENA GROUP, INC.

The undersigned, holder of that certain Convertible Note in the original Principal Amount of $2,000,000, dated as of                          , 2006 (the “Note”), issued by Avicena Group, Inc. (the “Company”), hereby exercises his/her/its right to convert unpaid principal and accrued but unpaid interest of the Note, equal to $                    , into Common Stock of the Company pursuant to the terms of the Note.

Please issue the Common Stock, as applicable, as follows:

Print or Type Name

Social Security or Other Identifying Number

Street Address

City	State	Zip Code

and deliver it to the above address, unless a different address is indicated below.

The undersigned hereby warrants and represents that it is (A) an “accredited investor” as defined under the Securities Act, and the SEC’s Regulation D promulgated thereunder; or (B) not a U.S. person (as defined in Rule 902(o) of the Securities Act of 1933, as amended (the “Securities Act”)), is not acquiring the shares of Common Stock purchased hereunder for the account or benefit of any U.S. person, will resell the shares of Common Stock purchased hereunder, and the Shares of Common Stock of Common Stock issuable upon conversion of such shares of Common Stock, only in accordance with (1) the provisions of Regulation S promulgated under the Securities Act (“Regulation S”), (2) pursuant to an effective registration statement under the Securities Act, or (3) pursuant to an available exemption from registration under the Securities Act, and only in compliance with the terms and provisions of this Agreement; and agrees not to engage in hedging transactions unless in compliance with the Securities Act

Dated:
Signature